UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2022
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Caribou Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105 Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 982-6030
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 12, 2022, Caribou Biosciences, Inc. (the “Company”) issued two press releases.
In the first press release, the Company announced new 12-month clinical data from cohort 1 (six patients) in the ongoing ANTLER Phase 1 clinical trial of its allogeneic anti-CD19 CAR-T cell product candidate, CB-010, at the initial dose level 1 (40x106 CAR-T cells) in patients with relapsed or refractory B cell non-Hodgkin lymphoma (“r/r B-NHL”). The Company also provided information on the status of dose level 2 (80x106 CAR-T cells) and dose level 3 (120x106 CAR-T cells) in the ANTLER Phase 1 trial. The Company also reported that it was presenting a trial-in-progress poster at the 64th Annual American Society of Hematology (“ASH”) meeting on December 12, 2022 with details of the design and objectives of the ANTLER Phase 1 trial. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and also is incorporated by reference into this Item 7.01.
In the second press release, the Company announced that it had selected receptor tyrosine kinase like orphan receptor 1 (“ROR1”) as the target for its CB-020 product candidate, the Company’s first off-the-shelf induced pluripotent stem cell (“iPSC”)-derived allogeneic CAR-NK cell therapy targeting solid tumors. The Company also reported that it was presenting preclinical data on the selection of the CB-020 target as well as armoring strategies for its CAR-NK cell platform on December 12, 2022 at the 12th American Association for Cancer Research and Japanese Cancer Association Joint Conference (“AACR-JCA”). A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and also is incorporated by reference into this Item 7.01.
The information contained in this Item 7.01 and in the accompanying Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing or other document under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing or document, except as shall be expressly set forth by specific reference in any such filing or document.

Item 8.01 Other Events.
CB-010
On December 12, 2022, the Company announced new 12-month clinical data from cohort 1 (six patients) in the ANTLER Phase 1 clinical trial of its CB-010 product candidate at the initial dose level 1 (40x106 CAR-T cells) in patients with r/r B-NHL. Cohort 1 results show:
•Six of six patients achieved a complete response (“CR”) as best response;
•Three of six patients maintained a durable CR at six months;
•Two of six patients maintain a long-term CR at the 12-month scan and remain on the trial;
•18 months is the longest CR maintained to date in ANTLER, achieved by the first patient dosed with CB-010; and
•CB-010 was generally well tolerated with adverse events consistent with autologous or allogeneic anti-CD19 CAR-T cell therapies.
In addition, the Company reported that it has observed a promising safety profile for CB-010 at dose level 2 (80x106 CAR-T cells) with no dose-limiting toxicities (“DLTs”) in the three patients treated in dose level 2 and that the Company is currently enrolling patients at dose level 3 (120x106 CAR-T cells).
CB-020 and CAR-NK cell platform
On December 12, 2022, the Company also announced that it had selected ROR1 as the target for CB-020, its iPSC-derived allogeneic CAR-NK cell therapy targeting solid tumors. ROR1 is a cell signaling receptor that is overexpressed on the surface of several solid tumor types and has been shown to promote tumor cell growth, survival, and metastasis. Preclinical data to be presented at AACR-JCA show that a single dose of iPSC-derived anti-ROR1 CAR-NK cells, administered in a tumor xenograft model, significantly reduced tumor burden compared to iPSC-derived NK cells without an anti-ROR1 CAR.
The Company also announced armoring strategies for its CAR-NK cell platform, including a Casitas B-Lineage lymphoma proto-oncogene-B knockout (“CBLB”), a beta 2 microglobulin (“B2M”) knockout with a beta-2-microglobulin–human-leukocyte-antigen-E–peptide transgene (“B2M–HLA-E”) insertion, and a membrane-bound IL-15/IL-15RA fusion protein insertion. Preclinical data will be presented at AACR-JCA on these armoring strategies in iPSC-derived CAR-NK cells.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by Caribou Biosciences, Inc. on December 12, 2022
99.2	Press Release Issued by Caribou Biosciences, Inc. on December 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caribou Biosciences, Inc.

Date:	December 12, 2022	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz President and Chief Executive Officer